UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2006

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 E. Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement

On June 15, 2006, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an underwriting agreement with a syndicate of underwriters represented by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the “Underwriters”) in connection with the sale of 3,300,000 shares of the Company’s common stock to the Underwriters. The shares are being offered at $84.00 per share, and the Underwriters expect to deliver the shares to the purchasers on or about June 20, 2006.  The Company has granted the Underwriters a thirty-day option to purchase up to 495,000 additional shares of its common stock to cover over-allotments.  All shares will be offered by the Company pursuant to an effective shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.

Item 8.01 Other Events

On June 16, 2006, the Company announced the pricing of its public offering of 3,300,000 shares of common stock at a price of $84.00 per share.  Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. acted as book running managers in connection with the offering.  The Company has granted the underwriters a thirty-day option to purchase up to 495,000 additional shares to cover over-allotments, if any.  The offering is expected to close on Tuesday, June 20, 2006, subject to customary closing conditions.

The press release issued on June 16, 2006 announcing the transaction is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits

1.1                                 Underwriting Agreement, dated June 15, 2006, between Alexandria Real  Estate Equities, Inc. and Merrill Lynch, Pierce, Fenner, Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several Underwriters named therein.

99.1                         Press Release dated June 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: June 16, 2006	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer